                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1997


                                                                     STATE OF
                              NAME                                 INCORPORATION
                              ----                                 -------------
Nationwide Health Properties Finance Corporation.................    Delaware
MLD Financial Capital Corporation................................    Delaware
MLD Wisconsin SNF, Inc. .........................................    Wisconsin